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                                                                   EXHIBIT 10(n)
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                         THE ELDER-BEERMAN STORES CORP.
                      EQUITY AND PERFORMANCE INCENTIVE PLAN

                       Nonqualified Stock Option Agreement
                       -----------------------------------


              WHEREAS, (the "Optionee") is an employee of The Elder-Beerman Stores Corp. (the "Corporation") or a Subsidiary;

              WHEREAS, the grant of a stock option to the Optionee has been duly authorized by a resolution of the Board of Directors (the "Board") of the Corporation duly adopted on _______________ (the "Date of Grant"); and

              WHEREAS, the option granted hereunder is intended to be a nonqualified stock option and will not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986 (the "Code").

              NOW, THEREFORE, pursuant to the Corporation's Equity and Performance Incentive Plan (the "Plan"), the Corporation hereby grants to the Optionee an option (the "Option") pursuant to this Nonqualified Stock Option
Agreement (the "Agreement") to purchase      shares of the Corporation's common
stock, par value $0.01 per share ("Stock"), at the price of      Dollars ($    )
per share (the "Option Price"), and agrees to cause certificates for any shares of Stock purchased hereunder to be delivered to the Optionee upon full payment of the Option Price, subject to the applicable terms and conditions of the Plan and this Agreement.

       1. EXERCISE OF OPTION. (a) Unless and until terminated as hereinafter provided, the Option will become exercisable to the extent of 20% of the Stock hereinabove specified on each of the first 5 anniversaries of the Date of Grant for so long as the Optionee remains in the continuous employ of the Corporation or a Subsidiary. For the purposes of this Agreement, the continuous employment of the Optionee with the Corporation or a Subsidiary will not be deemed to have been interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Corporation or a Subsidiary, by reason of (i) the transfer of his employment among the Corporation and its Subsidiaries or (ii) an approved leave of absence. To the extent that the Option becomes exercisable, it may be exercised in whole or in part from time to time.

              (b) Notwithstanding the provisions of Subsection (a) of this Section, the Option will become immediately exercisable in full upon the occurrence of the Optionee's retirement, death, disability or a Change of Ownership.

       2. PAYMENT OF OPTION PRICE. The Option Price is payable (a) in cash or by certified or cashier's check or other cash equivalent acceptable to the Corporation payable to the order of the




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Corporation, (b) by Stock (including by attestation) owned by the Optionee for
(i) more than one year prior to the date of exercise and for more than 2 years from the date on which the option was granted, if such Stock was originally acquired by the Optionee pursuant to the exercise of an incentive stock option, or (ii) more than 6 months prior to the date of exercise, if such Stock was originally acquired by the Optionee other than pursuant to the exercise of an incentive stock option, or (c) by a combination of Stock and cash or certified or cashier's check. The requirement of payment in cash will be deemed satisfied if the Optionee has made arrangements satisfactory to the Corporation with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of shares of Stock being purchased so that the net proceeds of the sale transaction will at least equal the aggregate Option Price and pursuant to which the bank or broker undertakes to deliver the aggregate Option Price to the Corporation not later than the date on which the sale transaction will settle in the ordinary course of business.

       3. TERM OF OPTION. The Option will terminate on the earliest of the following dates:

              (a) Three months after the Optionee ceases to be an employee of the Corporation or a Subsidiary for any reason other than retirement, death or disability;

              (b) One year after the retirement, death or disability of the Optionee, if the Optionee retires, dies or becomes disabled while an employee of the Corporation or a Subsidiary;

              (c) Ten years from the Date of Grant.

In the event that the Optionee's employment with the Corporation and its Subsidiaries is terminated for Cause, the Option will terminate as of the time of such termination, notwithstanding any other provision of this Agreement.

       4. TRANSFERABILITY. The Option may not be transferred except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Optionee except by the Optionee or the Optionee's guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

       5. COMPLIANCE WITH LAW. The Corporation will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation will not be obligated to issue any Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

       6. ADJUSTMENTS. The Committee may make any adjustments in the Option Price and in the numbers of shares of Stock covered by this Agreement as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights under this Agreement that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to




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purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all of the Optionee's rights under this Agreement such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all grants so replaced.

       7. WITHHOLDING. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with Stock obtained upon the exercise of the Option, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such Stock that the Optionee make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. If necessary, the Committee may require relinquishment of a portion of such Stock.

       8. EMPLOYMENT RIGHTS. The Plan and this Agreement do not confer upon the Optionee any right with respect to the continuance of employment or other service with the Corporation or any Subsidiary and do not interfere in any way with any right that the Corporation or any Subsidiary otherwise has to terminate any employment or other service of the Optionee at any time.

       9. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this Agreement will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary.

       10. NOTICES. Any notice necessary under this Agreement must be addressed to the Corporation or the Committee at the principal executive office of the Corporation and to the Optionee at the address appearing in the personnel records of the Corporation or a Subsidiary for such Optionee, or to either party at such other address as either party may designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.

       11. AGREEMENT SUBJECT TO THE PLAN. The Option Rights granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

       12. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

       13. SEVERABILITY. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.





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       14. DEFINITIONS. (a) Except as otherwise provided in this Section, all terms used herein with initial capital letters have the meanings assigned to them in the Plan or in this Agreement.

              (b) "Cause" means "Cause" as defined in an employment agreement in effect between the Corporation or a Subsidiary and the Optionee, or if no such agreement is in effect, "Cause" means (i) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Optionee's duties or in the course of his employment with the Corporation or a Subsidiary involving material harm to the Corporation or a Subsidiary; (ii) intentional wrongful damage to material assets of the Corporation or a Subsidiary; or (iii) physical or mental disability that causes the Optionee to fail to perform his regular duties for a continuous period of 12 months. No act or omission by the Optionee will be deemed "intentional" if it was due to negligence and will be deemed "intentional" only if done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interests of the Corporation and its Subsidiaries. Failure to meet performance standards or objectives of the Corporation or Subsidiary will not constitute "Cause" for purposes hereof.

       15. GOVERNING LAW. This Agreement will be construed and governed in accordance with the laws of the State of Ohio.

              This Agreement is executed on _________________, _____.

                                        THE ELDER-BEERMAN STORES CORP.



                                        By:
                                           -------------------------------------

              The undersigned Optionee hereby acknowledges receipt of an executed original of this Nonqualified Stock Option Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.



                                           -------------------------------------
                                           Optionee




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